EXHIBIT 99.1


Harman International



PRESS RELEASE





February 19, 2002                         FOR IMMEDIATE RELEASE

                                          Contact:  Frank Meredith
                                          Executive Vice President &
                                          Chief Financial Officer
                                          818-893-8411



            HARMAN INTERNATIONAL ANNOUNCES COMPLETION OF
          $300,000,000 PRIVATE PLACEMENT OF NOTES DUE 2007



     Washington, D.C. -- February 19, 2002. Harman International Industries, Incorporated today announced the completion of a private placement of $300,000,000 of its 7 1/8% Notes Due 2007. The notes are senior unsecured obligations of Harman International. Harman International will use the proceeds from the private placement principally to refinance existing indebtedness. The notes have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

     This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor will there by any sale of the notes in any jurisdiction where such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.